UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
August 15, 2017
Date of Report (Date of earliest event reported)

DHI Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33584	20-3179218
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1040 Avenue of the Americas, 8th Floor
New York, NY  10018
(Address of principal executive offices) (Zip Code)
(212) 725-6550
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously reported by DHI Group, Inc. (the “Company”) on May 3, 2017, the Company plans to divest a number of its online professional communities to achieve greater focus and resource allocation toward its core tech-focused business. The planned divestitures include: BioSpace, Hcareers, Health eCareers and Rigzone (the “Specified Dispositions”).

Item 1.01 Entry into Material Definitive Agreement.

On August 15, 2017, the lenders under the Company’s Credit Agreement, dated as of November 24, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, Dice Inc. (“Dice”), Dice Career Solutions, Inc. (“DCS” and, together with the Company and Dice, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), granted a consent (the “Consent”) for the Borrowers to consummate the Specified Dispositions, subject to the terms of the Credit Agreement and so long as the Specified Dispositions are consummated on or prior to August 15, 2018. In addition, the lenders agreed to authorize the Administrative Agent to, upon the consummation of the Specified Dispositions, (i) release any lien held by the Administrative Agent on assets related to the Specified Dispositions and (ii) release Rigzone from the Subsidiary Guaranty (as defined in the Credit Agreement).

In addition, in light of the Borrowers’ anticipated reduced need for borrowings, the Borrowers have instructed the lenders to reduce the available commitments under the Credit Agreement from $250 million to $150 million, pursuant to the terms of the Credit Agreement.

Forward-Looking Statements

This filing contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as  “plan,” “intend” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements and are found at various places throughout this Form 8-K. These forward-looking statements, including, without limitation, those relating to the Specified Dispositions, wherever they occur in this filing, are based on management’s current expectations about future events and are necessarily estimates reflecting the best judgment of management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, our ability to execute our tech-focused strategy, the review of potential dispositions of certain of our businesses and the terms and timing of any such transactions and other factors discussed in more detail in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DHI GROUP, INC.

Date: August 16, 2017	By:	/s/ Brian P. Campbell
		Name:	Brian P. Campbell
		Title:	Vice President, Business and Legal Affairs and General Counsel